Exhibit 10.10

Our Ref: WF\Finance\JT\2405

1st March 2024

Flakeshield Sdn Bhd

No 21-2 (First Floor), Jalan Zuhrah BH U5/BH Subang

Murni, Seksyen U5

40150 Shah Alam Selangor

Attention: Mr Fong Yen Way

Dear Sir

NOTICE OF EXTENSION OF RENTAL PREMISES LOCATION AT
LOT 3893, JALAN 4D, SEKSYEN U6, KAMPUNG BARU SUBANG 40150
SHAH ALAM, SELANGOR DARUL EHSAN

We refer to our tenancy agreement dated 1st April 2018 and our rental extension letter dated 23‘d January 2021 whereby the extension period will be expired on 31st March.2024.

As per mutual agreed that the extension period will be renewed from 1st April 2024 to 31st March 2027.

The terms and conditions mentioned in the tenancy agreement is remain unchanged.

Thank you.

Yours faithfully

(Seal) Win-Fung Fibreglass Sdn Bhd
/s/ Lew Chee Hoong
Director

Acknowledged by
(Seal) Flakeshield Sdn Bhd
/s/ Fong Yen Way
NRIC No.***
Date: 4th March 2024